UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2020

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

(888) 776-6804

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NSPR	NYSE American
Warrants, exercisable for one share of Common Stock	NSPR.WS	NYSE American
Series B Warrants, exercisable for one share of Common Stock	NSPR.WSB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sixth Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan

On August 31, 2020, InspireMD, Inc. (the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”). As described below under Item 5.07, at the Annual Meeting, the Company’s stockholders approved the Sixth Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (the “Plan”) to increase the number of shares of common stock available for issuance pursuant to awards under such Plan by 6,500,000 shares, to a total of 7,178,395 shares of common stock (the “Sixth Plan Amendment”). The board of directors of the Company (the “Board”) previously approved the Sixth Plan Amendment on July 12, 2020, subject to stockholder approval.

Re-Election of Class 3 Directors

As described in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on July 17, 2020 (the “2020 Proxy”), the term of the Company’s Class 3 directors, Marvin Slosman and Thomas J. Kester, expired at the Annual Meeting, and the Board nominated each of Mr. Slosman and Mr. Kester for re-election at the Annual Meeting as Class 3 directors.

At the Annual Meeting, each of Mr. Slosman and Mr. Kester was re-elected as a Class 3 member of the Board to serve for a term expiring at the Company’s 2023 annual meeting of stockholders or until his successor is elected and qualified.

For more information about the matters above, see the Company’s 2020 Proxy, the relevant portions of which are incorporated herein by reference. The description of the Sixth Plan Amendment above and such portions of the 2020 Proxy are qualified in their entirety by reference to the full text of the Sixth Plan Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following four proposals were submitted to a vote of the Company’s stockholders:

(1)	Re-election of two Class 3 directors to serve on the Board for a term of three years or until their successors are elected and qualified, for which Marvin Slosman and Thomas J. Kester were the nominees.

(2)	Approval of the Sixth Plan Amendment to increase the number of shares of common stock of the Company available for issuance pursuant to awards under the Plan by 6,500,000 shares, to a total of 7,178,395 shares of common stock.

(3)	Approval of an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the authorized number of shares of common stock from 150,000,000 to 300,000,000 (the “Certificate of Incorporation Amendment”).

(4)	Ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

For more information about the foregoing proposals, see the Company’s 2020 Proxy. Holders of the Company’s common stock were entitled to one vote per share. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to each matter voted upon, are set forth below:

(1)	Re-election of each of the two Class 3 directors to serve on the Board for a term of three years or until his successor is elected and qualified:

Director	For	Withheld
Marvin Slosman	3,197,273	394,734
Thomas J. Kester	3,160,644	431,363

(2)	Approval of the Sixth Plan Amendment:

For	Against	Abstain	Broker Non-Votes
2,073,058	1,436,047	82,902	14,683,003

(3)	Approval of the Certificate of Incorporation Amendment:

For	Against	Abstain
11,291,079	6,684,676	299,255

(4)	Ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants, as the Company’s independent registered public accounting firm for the year ending December 31, 2020:

For	Against	Abstain
16,779,439	726,115	769,456

Based on the foregoing voting results, each of Proposals 1, 2 and 4 was duly adopted by the Company’s stockholders. Under the Company’s Amended and Restated Certificate of Incorporation, the adoption of Proposal 3 required approval by a special majority of the Company’s issued and outstanding shares of common stock. While Proposal 3 was supported by a majority of the shares of common stock voted at the Annual Meeting, the foregoing special majority was not achieved, and the proposal was therefore not adopted. The results reported above are final voting results. No other matters were considered or voted upon at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Sixth Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: August 31, 2020	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer